Lithium Exploration Group Secures Additional $1,500,000 Investment

Scottsdale, AZ / Businesswire / Lithium Exploration Group (OTCBB: LEXG) announces that it has secured an additional $1,500,000 in capital to advance its Valleyview Project. The term sheet that has been executed by the parties is in regards to a placement of convertible debentures in the principal amount of $1,500,000, payable in three equal tranches, to be fully funded by August 1, 2011. The debentures shall be interest at 12% per annum and shall be due and payable 18 months from their issuance.

The financing will be primarily used for the advancement of the Valleyview Project in Alberta and will immediately allow for the following steps to take place:

  Resource Estimate: The resource estimate for the Valleyview Project will include the data from the 12- week testing program completed in May 2011 and a hydrogeological analysis of the aquifer underlying the property. This process will begin immediately and should be completed before the end of Q3 of 2011.

  Laboratory Partner: The laboratory partner has been identified to design the separation process specific to the Valleyview Project brines. There has already been an initial outline of the process to target lithium, potassium, and magnesium separation and refinement. This process will be expanded once legal contracts have been completed and will immediately begin the process to initiate a bench testing program to outline the most cost-effective and efficient techniques.

  Strategic Acquisitions: There have been a number of acquisition targets that overlay the same aquifers tested at the Valleyview Project. These acquisitions will allow for expanded reach in the region as the project comes closer to production.

“This financing is critical for the advancement of our efforts in Canada. From the beginning I have taken the approach on this project that the first group to begin production of lithium and other minerals from the Swan Hills brines will have a huge advantage over potential competition. This financing will allow us to move quickly and execute on all aspects of our strategic plan while the ultrasonic generator is being built,” said Lithium Exploration Group CEO Alex Walsh. “There is a lot of work that needs to be done over the next few months but we are certainly now able to control our own destiny. I expect there to be a number of exciting developments for the company in Q3 that will be a direct result of this financing and will potentially add substantial value to the company’s shareholders.”

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Us

Lithium Exploration Group is a US based exploration and development company focused on the acquisition and development potential of lithium brines and other precious metals that demonstrate high probability for near-term production. Currently the company is focused on its Western Canada and South America properties. Lithium Exploration Group is a fully reporting company traded on the Nasdaq OTCBB under the symbol LEXG. Website: www.lithiumexplorationgroup.com

Safe Harbor Statement

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the closing of the convertible debenture financing and the receipt of any funds as a result, the calculation of any resource estimate or that it may be completed by the third quarter, the commencement of a bench testing program with a laboratory partner, and the potential for the production of Lithium from the Valleyview project.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of lithium prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact Info

Shanon Chilson
480-641-4780
info@lithiumexplorationgroup.com